Exhibit 99.1

FORM Holdings Announces Preliminary Financial Results for the Second Quarter of 2017

NEW YORK – July 25, 2017 – FORM Holdings Corp. (Nasdaq: FH) (“FORM” or the “Company”), a diversified holding company, today updated its shareholders on the Company’s preliminary second quarter estimated financial results, its unit growth objectives for the balance of 2017, as well as initial revenue guidance for 2018.  Additionally, the Company’s efforts to establish itself as a pure-play Health & Wellness company are ongoing with plans to complete this transition by the end of the first quarter 2018.

Second quarter 2017 preliminary estimated financial results for the period ended June 30, 2017:

•	Wellness Segment (XpresSpa)
o	Expected revenues of approximately $12.9 million, representing a 15.3% increase versus the second quarter 2016.
o	Segment-level Adjusted EBITDA* in the range of approximately $0.9 million to $1.2 million, as compared to $0.2 million Adjusted EBITDA loss in the quarter ended March 31, 2017. Adjusted EBITDA is a non-GAAP financial measure; see "Use of Non-GAAP Financial Measures" below.
•	Technology (Group Mobile)
o	Expected revenues of approximately $3.0 million to $4.0 million.
o	Guiding to sequential margin improvement.

Wellness segment revenue projection for 2017 and updated unit growth expectations for the period ended December 31, 2017:

•	The Company is reiterating its previous 2017 revenue guidance for its Wellness segment of approximately $50 million.
•	Accelerated unit opening schedule is as follows:
o	Previous expectations for two planned units continue to be on track to open during the second half of 2017.
o	An additional seven units are now anticipated to open during the second half of 2017. These seven units have associated lease agreements or term sheets in place.
o	The Company has identified another eight units that are presently in negotiation, some of which may open prior to year-end 2017.

Initial revenue projections for 2018:

•	The Company is providing initial revenue guidance for its Wellness segment of approximately $60 million, representing an increase of approximately 20% from 2017 reiterated guidance of approximately $50 million.

Such revenue estimates are subject to factors that could adversely impact store revenues generally, as well as the delays frequently encountered in opening new locations, including delays in negotiating suitable lease arrangements with landlords, receiving airport approvals and completing leasehold improvements.

Our financial statements for the quarter ended June 30, 2017 are not yet available and our independent registered public accounting firm, CohnReznick LLP, has not completed its review of any financial statements for such period. Our expectations with respect to our unaudited results for the period discussed above are based upon management estimates. Such results are preliminary and subject to revision based upon the completion of our quarter-end financial closing process and are not meant to be comprehensive for this period. Following the completion of our quarter-end financial closing process and review by our independent registered public accounting firm, we may report financial results that could differ from these estimates. While we believe that the above information and estimates are based on reasonable assumptions, our actual results may vary, and such variation may be material. Factors that could cause the preliminary financial data and estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles, for the financial results for the quarter ended June 30, 2017; (ii) discovery of new information that affects accounting estimates and management’s judgment underlying these estimated results; and (iii) the completion of the review by our independent registered public accounting firm of our financial results for the quarter ended June 30, 2017.

Announcing Anticipated Second Quarter 2017 Earnings Release Date:

•	August 9th, 2017 at 4:30 p.m. ET (call details to be released at a later date)

The following table provides a reconciliation of estimated Adjusted EBITDA to Operating income (loss) for the Wellness segment for the three months periods presented:

	For the three months ended March 31, 2017	For the three months ended June 30, 2017 estimated range
Wellness segment - Operating Loss	$(2,371,000)	$(2,525,000)	$(2,020,000)
Plus:
Depreciation and amortization	1,715,000	3,100,000	2,750,000
Franchise and misc. taxes	-	75,000	120,000
M&A and integration costs	484,000	250,000	350,000
Adjusted EBITDA income (loss)	$(172,000)	$900,000	$1,200,000

*Use of Non-GAAP Financial Measures:

FORM uses GAAP and non-GAAP measurements to assess the trends in its business. With respect to XpresSpa, FORM reviews XpresSpa adjusted EBITDA, which is earnings before interest, tax, depreciation and amortization expense, excluding one-time costs (e.g. M&A and integration related costs).

FORM considers EBITDA and Adjusted EBITDA to be important indicators for the performance of its business, but not measures of performance or liquidity calculated in accordance with U.S. GAAP.  FORM has included these non-GAAP financial measures because management utilizes this information for assessing its performance and liquidity, and as indicators of its ability to make capital expenditures and finance working capital requirements.  Management believes that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as FORM.  In particular, FORM believes that it is useful for analysts and investors to understand this relationship because it excludes transactions not related to FORM's core cash operating activities.  FORM believes that excluding these transactions allows investors to meaningfully trend and analyze the performance of FORM's core cash operations.  EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to operating income or as indicators of operating performance or any other measures of performance derived in accordance with GAAP.  In evaluating FORM's performance as measured by EBITDA, management recognizes and considers the limitations of this measurement.  EBITDA and Adjusted EBITDA do not reflect FORM's obligations for the payment of income taxes, interest expense, or other obligations such as capital expenditures.  Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes.

About FORM Holdings Corp.

FORM Holdings Corp. (NASDAQ: FH) is a publicly held diversified holding company that specializes in identifying, investing in and developing companies with superior growth potential. FORM's current holdings include XpresSpa, Group Mobile, FLI Charge, InfoMedia and intellectual property assets. XpresSpa is the world's largest airport spa company with 52 locations across 23 major airports. Group Mobile is a provider of rugged hardware and software solutions, including laptops, tablets, and mobile printers, as well as installation and deployment services. FLI Charge designs, develops, licenses, manufactures and markets wireless conductive power and charging solutions. InfoMedia is a leading provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. FORM's intellectual property division is engaged in the monetization of patents related to content and ad delivery, remote monitoring and mobile technologies. To learn more about Form Holdings Corp., visit: www.FormHoldings.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. The forward looking statements in this press release, including with respect to the proposed offering and the intended use of the proceeds of the offering, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the impact of our business and asset acquisitions on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions; our ability to develop and introduce new products and/or develop intellectual property; our ability to protect and maintain our intellectual property rights; our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders; our ability to retain key members of our management team; general economic conditions and level of consumer and corporate spending on technology, consumer electronics, health and wellness, and travel; our ability to hire a skilled labor force and the costs associated with that labor; our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations; our ability to protect our customers’ financial data and other personal information; the loss of one or more of our significant suppliers or vendors; unexpected trends in the travel, health and wellness, mobile phone, telecom computing, and consumer electronics industries and potential technology and service obsolescence; market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold; lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation; our ability to license and monetize our patents, including litigation outcomes; and competitive conditions within our industries; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including FORM's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017, as amended on May 1, 2017, and FORM’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 15, 2017. FORM expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

FORM Holdings

Jeff Sonnek

ICR

646-277-1263

Jeff.Sonnek@icrinc.com